CONTACT:	W. Gray Hudkins
President and
Chief Executive Officer
(212) 687-3260, ext. 206

FOR IMMEDIATE RELEASE

LANGER REPORTS OPERATING RESULTS FOR THE
THREE (3) MONTH PERIOD ENDED MARCH 31, 2008

Deer Park, New York - May 12, 2008 - Langer, Inc. (NASDAQ:GAIT) today reported a net loss for the three (3) months ended March 31, 2008 of approximately $(1,852,000), or $(.17) per share on a fully diluted basis, compared to a net loss for the three (3) months ended March 31, 2007 of approximately $(784,000), or $(.07) per share on a fully diluted basis. The principal reasons for the increase in the net loss are a decrease of approximately $423,000 in gross profit, along with increases in general and administrative expenses of approximately $398,000 and selling expenses of approximately $158,000.

Net sales for the three months ended March 31, 2008 were approximately $15,778,000, compared to approximately $14,321,000 for the three months ended March 31, 2007, an increase of approximately $1,457,000 or 10.2%. The principal reason for the increase in net sales are the sales generated by Twincraft, which were approximately $7,910,000 in the quarter ended March 31, 2008, an increase of $1,864,000 as compared to the quarter ended March 31, 2007. Twincraft was acquired January 23, 2007, and its sales for the first 23 days of 2007 of approximately $1,645,000 were not included in the Company’s 2007 first quarter sales.

Consolidated gross profit decreased approximately $423,000 to approximately $4,867,000 for the three months ended March 31, 2008, compared to approximately $5,290,000 in the three months ended March 31, 2007. Consolidated gross profit as a percentage of net sales for the three months ended March 31, 2008 was 30.9%, compared to 36.9% for the three months ended March 31, 2007. The principal reasons for the decrease in gross profit are an increase in material costs at Twincraft principally due to increases in the cost of soap base, the largest component of its material costs, and increases in other components of cost of goods sold at Silipos as a result of changes in the sales mix.

General and administrative expenses for the three months ended March 31, 2008 were approximately $3,641,000, or 23.1% of net sales, compared to approximately $3,243,000, or 22.6% of net sales for the three months ended March 31, 2007, an increase of approximately $398,000. The increase is due to an acceleration of depreciation expenses of approximately $350,000 on the leasehold improvements related to the 41 Madison Avenue, New York lease, which will be surrendered during the second quarter of 2008, a write off of $49,000 of the receivables due from the sellers of the Regal business, increases in salaries related to the establishment of the permanent corporate finance staff of $127,000, bank fees of $70,000 related to audits of certain assets which support the Company’s credit facility, approximately $139,000 of additional expenses at Twincraft resulting from the inclusion of the full first quarter of 2008 in the Company’s consolidated results, all of which were offset by declines in professional fees paid to outside accounting consultants of approximately $152,000, a decrease of $165,000 in legal fees, and other net reductions of approximately $74,000.

Interest expense for the three (3) months ended March 31, 2008 was approximately $558,000, compared to approximately $526,000 for the three (3) months ended March 31, 2007, an increase of approximately $32,000. The principal reason for the increase was that the three months ended March 31, 2008 included approximately $22,000 of amortization of deferred financing costs related to the Company’s credit facility with Wachovia, which did not occur during the three months ended March 31, 2007.

Cash and cash equivalents at March 31, 2008 were approximately $2,123,000, compared to approximately $2,422,000 at December 31, 2007, a decrease of approximately $299,000. The decrease in cash and cash equivalents during the three (3) month period is primarily attributable to the decrease of working capital of Langer UK, classified as assets and liabilities held for sale at December 31, 2007, net of receipt of approximately $808,000 in January 2008 as a result of the sale, the use of approximately $695,000 of cash to purchase the Company’s common stock, and approximately $372,000 of cash used to purchase equipment, offset by increases in other current liabilities of approximately $731,000. Working capital as of March 31, 2008 was approximately $12,304,000, compared to approximately $13,953,000 at December 31, 2007.

Gray Hudkins, President and Chief Executive Officer, commented, “We are actively continuing the process of evaluating all strategic alternatives available to us in order to maximize shareholder value.  As we previously noted, this may include a sale of one or more of our businesses or assets provided that such dispositions would meet our criteria.  We have made progress with respect to this analysis, in part reflected by our previously announced sale of Langer UK.

“In addition, our Board of Directors has authorized an increase, to $6,000,000 from $2,000,000, in the amount we may apply to repurchase our common stock.  We intend to be strategic and tactical in determining when and whether to repurchase our common stock.  Overall, we continue to focus on improving results in our businesses while pursuing all avenues available to us to increase shareholder value.”

Langer, Inc., together with its wholly owned subsidiaries, Silipos and Regal Medical Supply, is a provider of quality medical products and services targeting the long-term care, orthopedic, orthotic and prosthetic markets. Through its wholly owned subsidiaries Twincraft and Silipos, the Company offers a diverse line of bar soap and other skincare products for the private label retail, medical and therapeutic markets. The Company sells its medical products primarily in the U.S. and Canada, and in more than 30 other countries, to national, regional, international and independent medical distributors and directly to healthcare professionals and patients. The Company sells its personal care products to branded consumer products companies, direct marketers, distribution partners, and specialty retailers, among others. Langer is based in Deer Park, NY, and has additional manufacturing facilities in Niagara Falls, NY, Winooski, VT, Montreal, Canada, and sales and marketing offices in Toronto, Canada; King of Prussia, PA; and New York, NY. You can learn more about us by visiting our website at http://www.langerinc.com/

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.langerinc.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

LANGER, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2008	2007

Net sales	$15,778,171	$14,320,963
Cost of sales	10,910,781	9,030,234
Gross profit	4,867,390	5,290,729

General and administrative expenses	3,641,431	3,243,498
Selling expenses	2,255,843	2,098,238
Research and development expenses	269,795	196,711
Operating loss	(1,299,679)	(247,718)

Other (expense) income:
Interest income	23,994	131,854
Interest expense	(557,718)	(525,769)
Other	(16)	(7,016)

Other expense, net	(533,740)	(400,931)

Loss from continuing operations before income taxes	(1,833,419)	(648,649)
(Provision for) income taxes	(18,182)	(63,631)
Loss from continuing operations	$(1,851,601)	$(712,280)
Discontinued Operations:
Loss from operations of discontinued subsidiary		(72,185)
(Provision for) benefit from income taxes	—	—
Loss from discontinued operations	—	(72,185)
Net Loss	$(1,851,601)	$(784,425)

Net Loss per common share:
Basic and diluted:
Loss from continuing operations	$(.17)	$(.06)
Loss from discontinued operations	—	(.01)

Basic and diluted loss per share	$(.17)	$(.07)

Weighted average number of common shares used in computation of net (loss) per share:
Basic	11,136,860	11,183,415
Diluted	11,136,860	11,183,415